Exhibit 5.4

July 30, 2021

United States Securities & Exchange Commission

Re: Registration Statement of Canadian Natural Resources Limited dated July 30, 2021

Dear Sirs:

We are a firm of independent petroleum consultants of Calgary, Alberta having prepared a report with respect to the reserves data of Canadian Natural Resources Limited with an effective date of December 31, 2020 (the “Report”).

We refer to the Registration Statement dated July 30, 2021 relating to the offering of debt securities from time to time by Canadian Natural Resources Limited, filed with the Securities and Exchange Commission (the “Registration Statement”). We hereby consent to the reference to our firm under the heading “Experts” and to the use of our Report which is incorporated by reference in the Registration Statement.

Yours truly,

Sproule International Limited

/s/ Steven J. Golko, P. Eng.
Steven J. Golko, P. Eng.
Senior VP, Reservoir Services

July 30, 2021

P:\CNRL 110876\_Project Management\Consents\CNRL - Sproule International F-10-A Consent - Debt Shelf 2021.DOCX

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140 Fourth Avenue SW, Suite 900

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Sproule.com

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